EXHIBIT 13.1

Financial Statements

CORONATION ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

CORONATION ACQUISITION CORP.

TABLE OF CONTENTS                                   PAGE #

Independent Auditor's Report                                      1

Financial Statements

Balance Sheet                                                    2

Statement of Operations                                     3

Statement of Stockholders' Equity                      4

Statement of Cash Flows                                    5

Notes of Financial Statements                                   6 - 7

GEORGE STEWART, CPA
2301 SOUTH JACKSON STREET, SUITE 101-G
SEATTLE, WASHINGTON 98144
(206) 328-8554 FAX(206) 328-0383

INDEPENDENT AUDITORS REPORT

To the Board of Directors

Coronation Acquisition Corp.

Bellevue, Washington

I have audited the accompanying balance sheets of Coronation Acquisition, Corp., (A Development Stage Company) as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2002 and 2001 and February 9, 2000, (inception), to December31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coronation Acquisition, Corp., (A Development Stage Company) as of December 31, 2002 and 2001, and the results of its operations and cash flows for the years ended December 31, 2002 and 2001 and February 9, 2000, (inception), to December 31, 2002 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #4 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/ George Stewart

March 25, 2003

Coronation Acquisition Corp.
(A Development Stage Company)

Balance Sheet

Assets	December	December
	31, 2002	31, 2001
Current Assets
Cash	$ -	$ -

Total Current Assets	0	0

Other Assets	0	0

TOTAL ASSETS	$ -	$ -

Liabilities and Stockholders' Equity

Current Liabilities
Officers Advances (Note #6)	$ 2,390	$ 80
Accounts Payable	446	0

Total Current Liabilities	2,836	80

Stockholder's Equity
Common stock, $.00001 par value, authorized
100,000,000 shares; 5,000,000 shares issued
and outstanding at December 31, 2002 and
December 31, 2001 respectively	50	50
Additional paid in capital	450	450
Deficit accumulated during the development
stage	(3,336)	(580)

Total Stockholder's Equity (Deficit)	(2,836)	(80)

TOTAL LIABILITIES AND
STOCKHOLDER'S EQUITY (DEFICIT)	$ -	$ -

See notes to financial statements

Coronation Acquisition Corp.
(A Development Stage Company)

Statement of Operations
			February 9, 2000
	Year Ended	Year Ended	(inception)
	Dec 31,	Dec 31,	to Dec 31,
	2002	2001	2002

Income
Revenue	$ -	$ -	$ -

Expenses
General and Administrative	2,756	0	3,336

Total Expenses	2,756	0	3,336

Net Loss	$ (2,756)	$ -	$ (3,336)

Net Loss per share
Basic and diluted	($0.0006)	$ -	$ (0.0007)

Weighted average number of
common shares outstanding	5,000,000	5,000,000	5,000,000

Coronation Acquisition Corp.
(A Development Stage Company)

Statement of Stockholder's Equity

				Deficit
				accumulated
	Common Stock		Additional	during
			Paid-in	development
	Shares	Amount	capital	stage

March 2, 2000
issued for cash	5,000,00	$ 50	$ 450	$ -

Net loss year ended
December 31, 2000				(580)

Balance December 31, 2000	5,000,00	50	450	$ (580)

Net loss year ended
December 31, 2001				0

Balance December 31, 2001	5,000,000	$ 50	$ 450	$ (580)

Net loss year ended
December 31, 2002				(2,756)

Balance December 31, 2002	5,000,000	$ 50	$ 450	$ (3,336)

See notes to financial statements

Coronation Acquisition Corp.
(A Development Stage Company)

Statement of Cash Flows

			February 9, 2000
	Year Ended	Year Ended	(inception)
	Dec 31,	Dec 31,	to Dec 31,
	2002	2001	2002

Cash Flows from Operating Activities

Net (Loss)	$ (2,756)	$	$ (3,336)

Adjustments to reconcile net loss to cash
(used) in operating activities

Changes in assets and liabilities
Accounts Payable	446	0	446
Officers Notes Payable	0	0	0
Officers Advances Payable	2,310	0	2,310

Net Cash (used) in operating results	0	0	(500)

Cash flows from Financing Activities
Proceeds from issuance of common stock	0	0	500

Net increase (decrease) in cash	0	0	0

Cash at Beginning of Period	0	0	0

Cash at End of Period	$ -	$ -	$ -

See notes to financial statements

CORONATION ACQUISITION, CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
December 31, 2002 and 2001

Note 1 - History and Organization of the Company

The Company was organized February 9, 2000, under the laws of the State of Nevada as Coronation Acquisition, Corp. The company currently has no operations and, in accordance with SFAS # 7, is considered a development stage company.

On March 2, 2000, the Company issued 5,000,000 shares of its $0.00001 par value common stock for cash of $ 500.

Note 2 - Accounting Policies and Procedures

The company has not determined its accounting policies and procedures, except as follows:

The company uses the accrual method of accounting.

Earnings per share is computed using the weighted average number of shares of common stock outstanding.

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), Reporting on the Costs of Start-up Activities which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998, with initial adoption reported as the cumulative effect of a change in accounting principle.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3 - Warrants and Options

There are no warrants or options outstanding to issue any additional shares of common stock of the Company.

Note 4 - Going Concern

The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through further equity financing's and seeking necessary bank loans.

Note 5 - Related Party Transactions

The Company neither owns nor leases any real or personal property. Office services are provided without charge by Harry Miller, the sole officer and director of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Officers Advances

While the Company is seeking additional capital, an officer of the Company has advanced funds to the Company to pay for any costs incurred by it. These funds are interest free. The balances due Mr. Miller were $ 2,390 and $ 80 on December 31, 2002 and December 31, 2001 respectively.